As filed with the Securities and Exchange Commission on June 8, 2004

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The TJX Companies, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	04-2207613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

770 Cochituate Road
Framingham, MA 01701
(Address of principal executive offices, including zip code)

STOCK INCENTIVE PLAN
(Full title of the plan)

Jeffrey G. Naylor
Senior Executive Vice President and Chief Financial Officer
The TJX Companies, Inc.
770 Cochituate Road
Framingham, MA 01701
(508) 390-1000
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jay H. Meltzer, Esq.	Mary E. Weber, Esq.
The TJX Companies, Inc.	Ropes & Gray LLP
770 Cochituate Road	One International Place
Framingham, MA 01701	Boston, MA 02110
(508) 390-1000	(617) 951-7000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Share(1)	Price(1)	Registration Fee

Common Stock, $1.00 par value per share	36,000,000 shares(2)	$25.11	$903,960,000	$114,532

(1)	Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the New York Stock Exchange on June 1, 2004 to be $25.40 and $24.82, respectively.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

EXPLANATORY NOTE

This Registration Statement registers 36,000,000 additional shares of Common Stock, $1.00 par value, to be offered pursuant to the Stock Incentive Plan of The TJX Companies, Inc. Registration Statement (No. 33-49747), Registration Statement (No. 333-35073), and Registration Statement (No. 333-86966) are currently effective and the contents of these Registration Statements are incorporated herein by reference.

SIGNATURES
EXHIBIT INDEX
EX-5 OPINION OF JAY H. MELTZER
EX-23.1 CONSENT OF PRICEWATERHOUSECOOPERS LLP

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, The Commonwealth of Massachusetts, on this 8 th day of June, 2004.

THE TJX COMPANIES, INC.
By:	/s/ Jeffrey G. Naylor
	Name:	Jeffrey G. Naylor
	Title:	Senior Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edmond J. English, Jeffrey G. Naylor, and Jay H. Meltzer and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by The TJX Companies, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Edmond J. English EDMOND J. ENGLISH	President and Chief Executive Officer (Principal Executive Officer and Director)	June 1, 2004
/s/ Jeffrey G. Naylor JEFFREY G. NAYLOR	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 1, 2004
/s/ David A. Brandon DAVID A. BRANDON	Director	June 1, 2004
/s/ Bernard Cammarata BERNARD CAMMARATA	Director	June 1, 2004
/s/ Gary L. Crittenden GARY L. CRITTENDEN	Director	June 1, 2004

Signature	Title	Date
/s/ Gail Deegan GAIL DEEGAN	Director	June 1, 2004
/s/ Dennis F. Hightower DENNIS F. HIGHTOWER	Director	June 1, 2004
/s/ Richard G. Lesser RICHARD G. LESSER	Director	June 1, 2004
JOHN F. O’BRIEN	Director	June , 2004
/s/ Robert F. Shapiro ROBERT F. SHAPIRO	Director	June 1, 2004
/s/ Willow B. Shire WILLOW B. SHIRE	Director	June 1, 2004
/s/ Fletcher H. Wiley FLETCHER H. WILEY	Director	June 1, 2004

EXHIBIT INDEX

Number	Title of Exhibit
5	Opinion of Jay H. Meltzer, Esq., General Counsel and Secretary to The TJX Companies, Inc.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Jay H. Meltzer, Esq., General Counsel and Secretary to The TJX Companies, Inc. (included in the opinion filed as Exhibit 5 hereto).
24	Powers of Attorney (included on the signature page in Part II).